                           FROM:    The MWW Group
                                    Public Relations -  Tel. (201) 507-9500
                                    Contact:  Leon Berman
(lberman@mww.commailto:lberman@mww.com)
                                    Anthony D. Andora (aandora@mww.com)

--------------------------------------------------------------------------------
                                                          FOR IMMEDIATE RELEASE

                IBS INTERACTIVE, INC. UNDERTAKES STRATEGIC REVIEW


         CEDAR KNOLLS, NJ June 18, 1999 -- IBS Interactive, Inc. (Nasdaq: IBSX), a provider of a broad range of computer networking, programming, applications development and Internet services, today announced that it will undertake a review of financing and strategic alternatives available to it to maximize shareholder value.

         The Company stated that no decision had been made to enter into any transaction or as to what form any transaction might take. Moreover, the Company stated that there could be no assurance that any transaction would be completed as a result of its review.

         IBS Interactive, Inc. provides comprehensive, cost-effective information technology solutions to businesses and organizations with systems development and maintenance needs. Services are designed to enable companies to operate more efficiently by outsourcing their Internet functions, computer networking, maintenance, and technical support. IBS offers Internet Development, Internet Services and Systems and Integration services. Internet Development services include web programming, database development and distance learning. Internet services include web-site hosting, leased line services and dial-up and e-mail access. Systems and integration services include network design, implementation and support.

         The Company's Web address is: http://www.interactive.net

         CERTAIN OF THE ABOVE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS ARE WITHIN THE MEANINGS OF THAT TERM IN SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND GROWTH IN THE STAFFING INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS, RISKS DUE TO SHIFTS IN MARKET DEMAND; CHANGES IN SERVICE MIX; AND THE RISK FACTORS LISTED FROM TIME TO TIME IN THE COMPANY'S REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ASSUMPTIONS REGARDING THE FOREGOING. THE WORDS "BELIEVE", "ESTIMATE", "INTEND", "ANTICIPATE", AND SIMILAR EXPRESSIONS AND VARIATIONS THEREOF IDENTIFY CERTAIN OF SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATES ON WHICH THEY WERE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION,

FUTURE EVENTS, OR OTHERWISE. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND
UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.